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CUSIP NO. 001813 10 4                 13D      PAGE 10 OF 10 PAGES
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                                                                      EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that this Statement on Schedule 13D with respect to the Common Stock of ANC Rental Corporation of even date herewith is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Dated: July 7, 2000                /s/ H. Wayne Huizenga
                                   ------------------------------------
                                   H. WAYNE HUIZENGA


Dated: July 7, 2000                HUIZENGA INVESTMENTS LIMITED PARTNERSHIP, a
                                   Nevada limited partnership


                                   By: Huizenga Investments, Inc., a Nevada
                                       corporation, as general partner


                                   By: /s/ Richard C. Rochon
                                      ---------------------------------
                                       RICHARD C. ROCHON
                                       President

Dated: July 7, 2000                HUIZENGA INVESTMENTS, INC., a Nevada
                                   corporation


                                   By: /s/ Richard C. Rochon
                                      ---------------------------------
                                       RICHARD C. ROCHON
                                       President